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                                                                 EXHIBIT 12

               COMPUTATION IN SUPPORT OF RATIO OF EARNINGS TO FIXED CHARGES

                             For Year Ended December 31, 1996

                               (Dollar Amounts in Thousands)



                                                The Potomac Edison Company

Earnings:
         Net Income                                               $ 78,175
         Fixed charges (see below)                                  50,947
         Income taxes                                               36,642

         Total earnings                                           $165,764


Fixed Charges:
         Interest on long-term debt                               $ 47,982
         Other interest                                              2,215
         Estimated interest
           component of rentals                                        750

         Total fixed charges                                      $ 50,947


Ratio of Earnings to
  Fixed Charges                                                       3.25